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                                 EXHIBIT 10.11B



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                           LOAN MODIFICATION AGREEMENT

    This Loan Modification Agreement is entered into as of March 18, 1998, by and between Laserscope ("Borrower") whose address is 3052 Orchard Drive, San Jose, CA 95134 and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated November 27, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000.00),(the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.

    A.  Waiver of Default.

        1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth and the Profitability covenants as of the quarter ended December 31, 1997. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the month ending March 31, 1998, Borrower shall be in compliance with the Tangible Net Worth covenant, as amended herein, and for the quarter ending March 31, 1998, Borrower shall be in compliance with the Profitability covenant, as amended herein.


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            Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

    B.  Modification(s) to Loan Agreement.

        1. Section 6.10 entitled "Tangible Net Worth" is hereby amended to read, in its entirety, as follows:

            Borrower shall maintain, as of the last day of each quarter, a Tangible Net Worth of not less than $21,500,000.00 plus seventy five percent (75%) of net profits plus one hundred percent (100%) of new equity.

        2. Section 6.11 entitled "Profitability" is hereby amended to read, in its entirety, as follows:

        Borrower shall have a minimum net profit of One Dollar ($1.00) for each fiscal quarter, provided, however, Borrower may incur a net loss for the quarter ending March 31, 1998 not to exceed $250,000.00.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) (the "Loan Fee") plus all out-of-pocket expenses.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged


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and in full force and effect. Bank's agreement to modifications to the existing
Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. COUNTERPARTS. This Loan Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

    This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

LASERSCOPE                                  SILICON VALLEY BANK

By:   /s/Dennis LaLumandiere                By:/s/Gary Reagan
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Name: Dennis LaLumandiere                   Name: Gary Reagan
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Title: Vice President of Finance and        Title:Vice President - Life Sciences
 Chief Financial Officer                           and Health Care Practice



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